                                                                     Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                             PETSVETS&YOU.COM, INC.

         The undersigned incorporator hereby executes these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

                                    ARTICLE 1

                                      NAME

         The name of this corporation shall be:  PETSVETS&YOU.COM, INC.

                                    ARTICLE 2

                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The address of the principal office and the mailing address of this corporation shall be:


                                3103 Samara Drive
                              Tampa, Florida 33618

                                    ARTICLE 3

                                  CAPITAL STOCK

         1. AUTHORIZED CAPITALIZATION. The total number of shares of capital stock authorized to be issued by this Corporation shall be:

                  1,000 shares of common stock, par value $.001 per share (the "Common Stock").

         2. PAYMENT FOR STOCK. All or any part of the consideration for the issuance of the capital stock of this Corporation may be in cash, property or labor or services at a fair valuation to be fixed by the Board of Directors at a meeting called for that purpose, which consideration, in any event, shall not be less than the par value of the shares issued therefor. All stock when issued shall be fully paid and nonassessable.

         3. VOTING. The voting power of this Corporation shall be vested solely in the Common Stock. Holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock. There shall be no cumulative voting in the election of directors.

         4. DIVIDENDS. Any and all dividends are to be shared among the holders of shares of

ARTICLES OF INCORPORATION OF
 PETSVETS&YOU.COM, INC.                                                   PAGE 2


outstanding Common Stock on a share for share basis.


                                    ARTICLE 4

                     REGISTERED OFFICE AND REGISTERED AGENT

         The initial registered office of this corporation shall be located at 101 E. Kennedy Boulevard, Suite 4100, Tampa, Florida 33602 and the initial registered agent of this corporation at such office shall be R. Reid Haney. This corporation shall have the right to change such registered agent and such registered office from time to time, as provided by law.

                                    ARTICLE 5

                               BOARD OF DIRECTORS

         The Board of Directors of this corporation shall consist of a number of directors to be fixed from time to time by the stockholders or the bylaws. The business and affairs of this corporation shall be managed by the Board of Directors, which may exercise all such powers of this corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done only by the stockholders.

                                    ARTICLE 6

                           INITIAL BOARD OF DIRECTORS

         The initial Board of Directors of this corporation shall consist of three (3) members, such members to hold office until their successors have been duly elected and qualify. The names and street addresses of the initial directors are:

                      NAME                                ADDRESS
                ------------------                 ----------------------
                James J. Carlstedt                 3013 Samara Drive
                                                   Tampa, Florida  33618

                Eddie Garcia, DVM                  3013 Samara Drive
                                                   Tampa, Florida  33618

ARTICLES OF INCORPORATION OF
 PETSVETS&YOU.COM, INC.                                                   PAGE 3


                Neil Colby                         3013 Samara Drive
                                                   Tampa, Florida  33618

                                    ARTICLE 7

                                  INCORPORATOR

         The name and street address of the incorporator making these Articles of Incorporation are:

                      NAME                              ADDRESS
                  -------------                 ------------------------
                  R. Reid Haney                 101 E. Kennedy Boulevard
                                                Suite 4100
                                                Tampa, Florida 33602

                                    ARTICLE 8

                              PURPOSES AND DURATION

         The general purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Florida, and any amendments thereto, and in connection therewith, this corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under such Act. This corporation shall have perpetual existence.

                                    ARTICLE 9

                                     BYLAWS

         The power to adopt the bylaws of this corporation, to alter, amend or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors of this corporation.

ARTICLES OF INCORPORATION OF
 PETSVETS&YOU.COM, INC.                                                   PAGE 4

                                   ARTICLE 10

                     AMENDMENT OF ARTICLES OF INCORPORATION

         This corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation.

                                   ARTICLE 11

                             AFFILIATED TRANSACTIONS

         The provisions of Section 607.0901, Florida Statutes, relating to affiliated transactions, shall be inapplicable to this corporation.

                                   ARTICLE 12

                           CONTROL-SHARE ACQUISITIONS

         The provisions of Section 607.0902, Florida Statutes, relating to affiliated transactions, shall be inapplicable to this corporation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation for the uses and purposes therein stated.

         DATED this 5th day of January, 2000.

                                             /s/ R. Reid Haney
                                             ---------------------------------
                                                 R. REID HANEY

                                                      "Incorporator"

                             PETSVETS&YOU.COM, INC.

                    ACCEPTANCE OF SERVICE AS REGISTERED AGENT

         The undersigned, R. REID HANEY, having been named as registered agent to accept service of process for the above-named corporation at the registered office designated in the Articles of Incorporation, hereby agrees and consents to act in that capacity. The undersigned is familiar with and accepts the duties and obligations of such position.

         DATED this 5th day of January, 2000.

                                             /s/ R. Reid Haney
                                             ---------------------------------
                                                 R. REID HANEY

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             PETSVETS&YOU.COM, INC.

         PETSVETS&YOU.COM, INC., a corporation organized and existing under the laws of State of Florida (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

         1. The Articles of Incorporation of the Corporation were filed by the Secretary of State of the State of Florida on January 5, 2000.

         2. The amendment to the Articles of Incorporation being effected hereby will completely delete Article 1 and Article 3 of the Articles of Incorporation as of the date hereof, and will substitute in that place the
Article 1 and Article 3 set forth below. This amendment of Article 1 of the Articles of Incorporation has the effect of changing the name of the Corporation, and the amendment of Article 3 of the Articles of Incorporation has the effect of modifying the Corporation's capital structure by, inter alia, authorizing for issuance additional classes of capital stock in the Corporation and describing the rights that are to be accorded to each class of capital stock.

         3. This amendment to the Articles of Incorporation was approved and adopted by the Board of Directors of the Corporation. The Corporation has not yet issued shares of its capital stock; therefore, pursuant to Section 607.1005, Florida Statues, shareholder approval was not required. The date of adoption of the amendment by the Board of Directors was January 25, 2000. The Articles of Amendment are being executed by a director of the Corporation pursuant to Section 607.1006(2), Florida Statutes.

         4. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida, and thereafter, Article 1 of the Articles of Incorporation of the Corporation shall read as follows:

                          * * * * * * * * * * * * * * *

                                    ARTICLE 1
                                      NAME

         The name of the Corporation shall be PETSVETSANDYOU.COM, INC.


                          * * * * * * * * * * * * * * *

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 2

         5. Immediately upon filing by the Secretary of State of the State of Florida, Article 3 of the Articles of Incorporation of the Corporation shall read as follows:

                          * * * * * * * * * * * * * * *

                                    ARTICLE 3
                                  CAPITAL STOCK

                  1. GENERALLY. The general designations and the total number of shares of capital stock authorized to be issued by this Corporation shall be as follows:

                           A. 25,000,000 shares of Class A Non-Voting Common Stock, par value $.001 per share (the "Class A Stock"), which stock, as a class, shall be entitled and deemed at all times to own, together with the Preferred Stock (as defined and described in 1.C. and 2.C. below) seventy-five percent (75%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Preferred Stock with respect to dividends and liquidation as provided for in subsection 2.C. of this Article 3;

                           B. 25,000,000 shares of Class B Voting Common Stock, par value $.0001 per share (the "Class B Stock"), which stock, as a class, shall be entitled and deemed at all times to own a twenty-five percent (25%) equity interest in the Corporation; and

                           C. 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), which stock, as a class, shall be entitled and deemed at all times to own, together with the Class A Stock, seventy-five percent (75%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Preferred Stock with respect to dividends and liquidation as provided for in subsection 2.C. of this Article 3.

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 3

                  2. SPECIFIC DESIGNATIONS FOR EACH CLASS OF CAPITAL STOCK. The respective classes of the Corporation's capital stock as identified above shall be have the following designations, rights, powers, preferences and limitations:

                           A.       CLASS A STOCK

                                    (i)      GENERAL. The voting, dividend and
                  liquidation rights of the holders of the Class A Stock are subject to and qualified by the rights of the holders of the Class B Stock and the Preferred Stock.

                                    (ii)     VOTING. The holders of the Class A
                  Stock shall not be entitled to vote on any matters coming before the shareholders of the Corporation except as is otherwise specifically required by the Florida Business Corporations Act, Chapter 607, Florida Statutes (the "FBCA").

                                    (iii)    DIVIDENDS. Subject to the rights of
                  the holders of shares of Preferred Stock, any and all dividends declared and payable on the common stock of the Corporation are to be shared among the holders of shares of outstanding Class A Stock and Class B Stock on a share for share basis.

                                    (iv)     LIQUIDATION. Upon the dissolution
                  or liquidation of the Corporation, whether voluntary or involuntary, holders of the Class A Stock shall be entitled to receive, on a share for share basis with the Class B Stock, the assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then-outstanding Preferred Stock.

                           B.       CLASS B STOCK.

                                    (i)      GENERAL. The voting, dividend and
                  liquidation rights of the holders of the Class B Stock are subject to and qualified by the rights of the holders of the Class A Stock and the Preferred Stock.

                                    (ii)     VOTING. The voting power of the
                  Corporation shall be vested solely in the Class B Stock, subject to certain limited but special voting rights of the holders of the Preferred Stock. Holders of shares of

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 4

                  Class B Stock shall be entitled to one vote for each share of Class B Stock held on any matter brought before the shareholders of the Corporation for vote. There shall be no cumulative voting.

                                    (iii)    DIVIDENDS. Subject to the rights of
                  the holders of shares of Preferred Stock, any and all dividends declared and payable on the common stock of the Corporation are to be shared among the holders of shares of outstanding Class A Stock and Class B Stock on a share for share basis.

                                    (iv)     LIQUIDATION. Upon the dissolution
                  or liquidation of the Corporation, whether voluntary or involuntary, holders of the Class A Stock shall be entitled to receive, on a share for share basis with the Class B Stock, the assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then-outstanding Preferred Stock.

                                    (v)      FIXED OWNERSHIP PERCENTAGE AND
                  ANTI-DILUTION. The Class B Stock shall at all times be entitled and deemed, as a class, to own by itself a twenty-five percent (25%) equity interest in the Corporation. In order to effectuate and facilitate the most effective administration and recordkeeping by the Corporation, it is deemed appropriate and necessary that the holders of the Class B Stock shall at all times hold shares of Class B stock that is, in the aggregate, equal to twenty-five percent (25%) of the combined aggregate number of shares of Class A Stock and Preferred Stock issued and outstanding at any time. The shareholders and Board of Directors of the Corporation shall take such measures from time to time as are necessary or appropriate to effectuate and facilitate the intent of this provision.

                           C.       PREFERRED STOCK.

                                    (i)      ELIGIBILITY. As a precedent and
                  continuing condition of ownership of shares of Preferred Stock, each holder must be a Doctor of Veterinary Medicine, duly licensed in his or her domicile state and actively practicing veterinary medicine, or an entity a majority of the percentage voting interests of which is owned by such a duly licensed and practicing veterinary doctor, and such holder must own

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 5

                  Class A Stock. Whether an individual is actively practicing veterinary medicine shall be subject to an evaluation by the Board of Directors of the Corporation, and the Board of Directors shall have the absolute right and authority, in its sole discretion, to designate work settings that are or may be deemed to be the active practice of veterinary medicine and, further, to waive the requirement that an individual be a licensed veterinary doctor based on such individual's professional activities in the veterinary community and work setting.

                                    (ii)     RESTRICTIONS ON TRANSFER. Except as
                  otherwise provided herein, holders of Preferred Stock may not transfer, pledge, or otherwise encumber their shares of Preferred Stock to any other individual or entity for any reason whatsoever without the prior written consent of the Corporation, which the Corporation may withhold in its reasonable discretion. Certificates representing the Preferred Stock shall contain a legend indicating that the shares are subject to restrictions contained in the Articles of Incorporation of the Corporation and that such shares may not be transferred other than in compliance with these Articles.

                                    (iii)    VOTING.

                                            (a)       Each holder of the
                           Preferred Stock shall be entitled to one vote for each share of Preferred Stock held upon matters coming before the holders of Preferred Stock for vote. Holders of Preferred Stock shall have voting rights only with respect to matters specifically set forth in these Articles or as may be granted in the bylaws of the Corporation.

                                            (b)       The holders of record of
                           the Preferred Stock, as a separate class, shall be entitled to elect the minimum number of directors as shall constitute at any time at least twenty-five percent (25%) of all the members of the Board of Directors. The holders of record of the Class B Stock, exclusively and as a separate class shall be entitled to elect the remaining number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 6

                           shares of Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock. A vacancy in any directorship elected by the Preferred Stock holders may be filled by the Board of Directors, provided such replacement director shall serve in such capacity only until the next annual meeting of the Corporation at which time such vacancy shall be filled by the holders of the Preferred Stock by vote.

                                            (c)       The holders of the
                           Preferred Stock shall also be entitled to elect the membership of the Corporation's Veterinary Advisory Board as such body may be constituted from time to time under the bylaws of the Corporation. All rights and procedures with respect to the Veterinary Advisory Board and the election thereof shall be set forth in and governed by the Corporation's bylaws.

                                            (d)       The Corporation shall not
                           amend, alter, or repeal the preferences, special rights, or other powers of the Preferred Stock so as to affect adversely the Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority in parity with or over the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution, or winding up of the Corporation shall be deemed to affect adversely the Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of both the Class B Stock and the Preferred Stock each voting as a separate class.

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 7

                                    (iv)    DIVIDENDS.

                                            (a)       In the event of a
                           declaration of any cash dividend by the Board of Directors of the Corporation, the holders of the Preferred Stock shall be entitled to receive, prior to any payment of any cash dividend on any other shares of stock of the Corporation, noncumulative dividends in an amount equal to $.125 per share for each share of Preferred Stock issued and outstanding. The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of Common Stock until the holders of the Preferred Stock then outstanding shall have first received a dividend at the rate specified in the immediately preceding sentence. Thereafter, the holders of the Preferred Stock shall be entitled to participate in any dividend declared by the Corporation and to receive, on a share for share basis and pari passu with the issued and outstanding shares of Class A Stock and Class B Stock, additional dividends in an amount up to $.1875 for each share of Preferred Stock, and no more. Such dividends shall be payable when and as declared by the Board of Directors of the Corporation on such date as shall be fixed by the Board of Directors. The right to receive dividends on the Preferred Stock shall be noncumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Preferred Stock in or during any prior period of time. Any funds available thereafter for distribution under such declaration shall be paid to the holders of the Class A Stock and Class B Stock as provided in this Article 3.

                                            (b)       For purposes of this
                           Section C(ii), unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of any shares of capital stock of the Corporation (other than repurchase of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment of services to the Corporation pursuant to an agreement with the Corporation for such repurchase, and other

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 8

                           than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase, or redemption by a subsidiary of this Corporation.

                                    (v)     LIQUIDATION, DISSOLUTION, OR WINDING
                                            UP.

                                            (a)       In the event of any
                           voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Preferred Stock (collectively the "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Preferred Stock (collectively, the "Junior Stock"), by reason of their ownership thereof, an amount equal to but not greater than $1.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon such liquidation, dissolution, or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders is insufficient to pay the holders of the Preferred Stock the full amount to which they shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                                            (b)       The merger or
                           consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity and the holders of capital stock of the Corporation immediately prior to such merger or

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 9

                           consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving Corporation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of this Section C(iii).

                                    (vi)    REDEMPTION BY THE CORPORATION.

                                            (a)       Subject to the provisions
                           of Section C(vi)(b) below, upon a holder of the Preferred Stock ceasing to meet the eligibility requirements for holding the Preferred Stock as set forth in Section C(i) above, the Corporation shall redeem any or all shares of Preferred Stock then issued and outstanding to such shareholder at a price of $1.25 per share (subject to adjustment for stock dividend, stock split, combination or similar recapitalization affecting such shares), plus any declared but unpaid dividends thereon. Upon a holder of Preferred Stock becoming ineligible to be such a shareholder, either such shareholder or the Corporation may give a Notice of Redemption to the other party stating the factual basis for such ineligibility, the number of shares of Preferred Stock held by such shareholder, the aggregate redemption price for such shares, the effective date of redemption and the procedures for closing of the redemption transaction. The Notice of Redemption shall be sent by hand delivery, certified mail, return receipt requested, or recognized overnight courier service no less than thirty (30) nor more than sixty (60) days prior to the effective date of the redemption.

                                            (b)       The Corporation shall not
                           be require to pay, during any fiscal year, more than 20% of its consolidated after-tax income for the previous fiscal year to redeem shares of Preferred Stock pursuant to subsection (a) above. If the Corporation, by application of this subsection, cannot redeem all of the shares subject to redemption during any fiscal year, it shall redeem the maximum number of whole shares possible during such period. If the funds available for redemption (either legally

ARTICLES OF AMENDMENT TO THE
  ARTICLES OF INCORPORATION OF
  PETSVETS&YOU.COM, INC.
PAGE 10

                           or by operation of this subsection (b)) are insufficient in any given fiscal year to redeem all Preferred Stock required to be redeemed under C(vi)(a) above (and the Corporation elects not to redeem additional shares beyond the limitation set forth hereinabove), the Corporation will redeem the maximum number of shares possible given the limitations and shall redeem any shares left unredeemed during such fiscal year as soon as it is legally permitted.

                                            (c)       Any shares of Preferred
                           Stock redeemed hereunder may be reissued by the Corporation, subject to the eligibility requirements contained in this Section C.

                            * * * * * * * * * * * * *

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its President this 25th day of January, 2000.


                                       PETSVETS&YOU.COM, INC.

                                       By: /s/ James J. Carlstedt
                                           ------------------------------------
                                               James J. Carlstedt, President

                            PETSVETSANDYOU.COM, INC.

                          ARTICLES OF SECOND AMENDMENT

         Pursuant to Section 607.10025 and Section 607.1006 of the Florida Business Corporation Act, PETSVETSANDYOU.COM, INC., a Florida corporation (the "Corporation"), adopts the following Articles of Second Amendment to its Articles of Incorporation:

         1.       The name of the Corporation is:

                            PETSVETSANDYOU.COM, INC.

         2. The Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Florida on January 5, 2000.

         3. Articles of Amendment to the Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on January 25, 2000.

         4. The following Amendment(s) to the Articles of Incorporation were recommended and approved solely by the action of the Board of Directors, in the manner prescribed by Section 607.10025 of the Florida Business Corporation Act, and in accordance with its Articles of Incorporation and Bylaws, on January 12, 2001:

                                    * * * * *

                                    ARTICLE 3
                                  CAPITAL STOCK

                  1. Generally. The general designations and the total number of shares of capital stock authorized to be issued by the Corporation shall be as follows:

                           A. 5,000,000 shares of Class A Non-Voting Common Stock, par value $.005 per share (the "Class A Stock"), which stock, as a class, shall be entitled and deemed at all times to own, together with the Preferred Stock (as described in ss.1.C. and ss.2.C. below), Seventy Five percent (75.0%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Preferred Stock with respect to dividends and liquidation proceeds as provided for in ss.2.C. below;

                           B. 5,000,000 shares of Class B Voting Common Stock, par value $.0005 per share (the "Class B Stock"), which stock, as a class, shall be entitled and deemed at all times to own Twenty Five percent (25.0%) of the equity interest of the Corporation on a share for share basis; and

                           C. 2,000,000 shares of Preferred Stock, par value $.005 per share (the "Preferred Stock"), which stock, as a class, shall be entitled and deemed at all times to own, together with the Class A Stock, Seventy Five percent (75.0%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Preferred Stock with respect to dividends and liquidation proceeds as provided for in ss.2.C. below.

                                    * * * * *

         5. The purpose of the foregoing Amendment(s) to the Articles of Incorporation is to implement a 1.0:5.0 reverse stock split of all classes of capital stock of the Corporation, including the Class A Stock, the Class B Stock, and the Preferred Stock. At the time the foregoing Amendment(s) become effective, each Five (5) shares of the Class A Stock, the Class B Stock, and the Preferred Stock, issued and outstanding, shall be, and hereby are, reduced and converted into One (1) share of fully paid and nonassessable Class A Stock, Class B Stock, or Preferred Stock, as the case may be, as follows:

           Before Amendment(s)                     After Amendment(s)
           -------------------                     ------------------

Class of Stock      Shares          Par Value      Class of Stock      Shares     Par Value
--------------      ------       ----------------  --------------      ------     ---------
Class A               5          $. 001              Class A             1         $. 005
Class B               5          $.0001              Class B             1         $.0005
Preferred             5          $. 001              Preferred           1         $. 005

         Each outstanding stock certificate of the Corporation which remains issued and outstanding at the time the foregoing Amendment(s) become effective shall thereafter represent the number of shares, of the Class A Stock, the Class B Stock, or the Preferred Stock, as the case may be, determined by dividing the number of shares represented by such stock certificate immediately prior to the time the foregoing Amendment(s) become effective by Five (5). Pursuant to Florida Statutes Section 607.10025, the Corporation shall be required to issue and deliver fractional shares of the Class A Stock, the Class B Stock, or the Preferred Stock, as the case may be, if any.

         Upon the surrender by a holder of a certificate or certificates of the Class A Stock, the Class B Stock, or the Preferred Stock, as the case may be, duly endorsed, at the principal office of the Corporation, the Corporation shall, as soon as practicable thereafter, issue and deliver at the principal office of the Corporation to the holder of the certificate or certificates, or to the nominee or nominees of the holder, a replacement certificate or certificates for the number of shares of the Class A Stock, the Class B Stock, or the Preferred Stock, to which the holder shall be entitled in accordance with the foregoing Amendment(s).

         6. Excepting the foregoing Amendment(s) to the Articles of Incorporation, the Articles of Incorporation of the Corporation, as amended, shall remain in full force and effect.

         7. The number of votes cast by the members of the Board of Directors of the Corporation in favor of the foregoing Amendment(s) to the Articles of Incorporation were sufficient for approval.

         8. The foregoing Amendment(s) to the Articles of Incorporation shall be effective upon filing with the Secretary of State of the State of Florida.

         DATED this 12th day of January, 2001.


ATTEST:                                     PETSVETSANDYOU.COM, INC.


/s/ Eduardo Garcia
--------------------------------            By: /s/ James J. Carlstedt
Eduardo Garcia, D.V.M.                          -------------------------------
Secretary                                           James J. Carlstedt
                                                    President

         [CORPORATE SEAL]

                            PETSVETSANDYOU.COM, INC.

                           ARTICLES OF THIRD AMENDMENT


         Pursuant to Section 607.1006 of the Florida Business Corporation Act, PETSVETSANDYOU.COM, INC., a Florida corporation (the "Corporation"), adopts the following Articles of Third Amendment to its Articles of Incorporation:

         1. The Articles of Incorporation of the Corporation were originally filed with the Secretary of State of the State of Florida on January 5, 2000.

         2. Articles of Amendment to the Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on January 25, 2000.

         3. Articles of Second Amendment to the Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Florida on January 23, 2001.

         4. The following Amendment(s) to the Articles of Incorporation were recommended by the Board of Directors and approved by the Shareholders of the Corporation, in the manner prescribed by Section 607.1006 of the Florida Business Corporation Act, and in accordance with the Articles of Incorporation and Bylaws of the Corporation, on February ______, 2001:

                                                    * * * * *

                  (a) Article 1 of the Articles of Incorporation of the Corporation is hereby amended by deleting the current Article 1 in its entirety and substituting the following therefore, to wit:

                                   "ARTICLE 1
                                      NAME

                  The name of the Corporation shall be PetsVetsandYou, Inc."

                                    * * * * *

                  (b) Article 3 of the Articles of Incorporation of the Corporation is hereby amended by deleting the current Article 3 in its entirety and substituting the following therefore, to wit:

                                   "ARTICLE 3
                                  CAPITAL STOCK

                  1. Generally. The general designations and the total number of shares of capital stock authorized to be issued by the Corporation shall be as follows:

                           A. 5,000,000 shares of Class A Common Stock, par value $.005 per share (the "Class A Stock"), which stock, as a class, shall be entitled and deemed to own, together with the Preferred Stock (as described in ss. 1.C. and ss. 2.C. below), Seventy Five percent (75.0%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Class B Common Stock relative to ownership percentage and anti-dilution as provided for in ss. 2.B. below, and to the preferences and limitations placed on the Preferred Stock with respect to dividends and liquidation proceeds as provided for in ss. 2.C. below;

                           B. 5,000,000 shares of Class B Common Stock, par value $.0005 per share (the "Class B Stock"), which stock, as a class, shall be entitled and deemed to own Twenty Five percent (25.0%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Class B Common Stock relative to ownership percentage and anti-dilution as provided for in ss. 2.B. below; and

                           C. 2,000,000 shares of Preferred Stock, par value $.005 per share (the "Preferred Stock"), which stock, as a class, shall be entitled and deemed to own, together with the Class A Stock, Seventy Five percent (75.0%) of the equity interest of the Corporation on a share for share basis, subject, however, to the preferences and limitations placed on the Class B Common Stock relative to ownership percentage and anti-dilution as provided for in ss. 2.B. below, and to the preferences and limitations placed on the Preferred Stock with respect to dividends and liquidation proceeds as provided for in ss. 2.C. below.

                  2. Specific Designations for Each Class of Capital Stock. The respective classes of the Corporation's capital stock as identified above shall have the following designations, rights, powers, preferences, and limitations:

                           A.       Class A Common Stock

                                    (i)      General. The voting, dividend, and
                  liquidation rights of the holders of the Class A Common Stock are subject to and qualified by the rights of the holders of the Class B Common Stock and the Preferred Stock.

                                    (ii)     Voting. Holders of shares of the
                  Class A Common Stock shall be entitled to one vote for each share of the Class A Common Stock held on any matter brought before the shareholders of the Corporation for vote. There shall be no cumulative voting rights for holders of the Class A Common Stock.

                                    (iii)    Dividends. Subject to the rights of
                  the holders of shares of the Preferred Stock, any and all dividends declared and payable on the common stock of the Corporation are to be shared among the holders of shares of outstanding Class A Common Stock and Class B Common Stock on a share for share basis.

                                    (iv)     Liquidation. Upon the dissolution
                  or liquidation of the Corporation, whether voluntary or involuntary, holders of the Class A Common Stock shall be entitled to receive, on a share for share basis with the Class B Common Stock, the assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding shares of the Preferred Stock.

                           B.       Class B Common Stock.

                                    (i)      General. The voting, dividend, and
                  liquidation rights of the holders of the Class B Common Stock are subject to and qualified by the rights of the holders of the Class A Common Stock and the Preferred Stock.

                                    (ii)     Voting. Holders of shares of the
                  Class B Common Stock shall be entitled to one vote for each share of the Class B Common Stock held on any matter brought before the shareholders of the Corporation for vote. There shall be no cumulative voting rights for holders of the Class B Common Stock.

                                    (iii)    Dividends. Subject to the rights of
                  the holders of shares of the Preferred Stock, any and all dividends declared and payable on the common stock of the Corporation are to be shared among the holders of shares of outstanding Class A Common Stock and Class B Common Stock on a share for share basis.

                                    (iv)     Liquidation. Upon the dissolution
                  or liquidation of the Corporation, whether voluntary or involuntary, holders of the Class A Common Stock shall be entitled to receive, on a share for share basis with the Class B Common Stock, the assets of the Corporation available for distribution to its shareholders, subject to any preferential rights of any then outstanding shares of the Preferred Stock.

                                    (v)      Fixed Ownership Percentage and
                  Anti-Dilution. Except as otherwise provided below, the Class B Common Stock shall be entitled and deemed, as a class, to own in the aggregate a Twenty Five percent (25.0%) equity interest in the Corporation. In order to effectuate and facilitate the most effective administration and record keeping by the

                  Corporation, it is deemed appropriate and necessary that the holders of the Class B Common Stock shall hold shares of Class B Common Stock that is, in the aggregate, equal to Twenty Five percent (25.0%) of the combined aggregate number of shares of the Class A Common Stock, the Class B Common Stock, and the Preferred Stock issued and outstanding at any time. The shareholders and the Board of Directors of the Corporation shall take such measures from time to time as are necessary or appropriate to effectuate and facilitate the intent of this provision.

                                    (vi)     Condition to Underwritten Public
                  Offering of Corporation Stock. Notwithstanding the foregoing ss. 2.B.(v), or any other provision of these Articles to the contrary, it shall be a condition precedent to the Corporation's power and authority to conduct an underwritten public offering of any of its equity securities that the these Articles of Incorporation shall be amended to effectuate the termination of the fixed percentage anti-dilution provisions set forth in ss. 2.B.(v) hereof. The Board of Directors and the holders of the Class B Common Stock are hereby authorized to take such actions as are necessary to approve and cause to be filed such an amendment to these Articles of Incorporation without any further vote or action on the part of the holders of the Class A Common Stock.

                           C.       Preferred Stock.

                                    (i)      Eligibility. As a precedent and
                  continuing condition of ownership of shares of the Preferred Stock, each holder must hold a Doctor of Veterinary Medicine degree from a school of veterinary medicine either located within the United States or that holds an accreditation from a veterinary school accrediting body of general recognition and acceptance in the United States.

                                    (ii)     Restrictions on Transfer. Except as
                  otherwise provided by these Articles, holders of the Preferred Stock may not transfer, pledge, or otherwise encumber their shares of the Preferred Stock to any other individual or entity for any reason whatsoever without the prior written consent of the Corporation, which the Corporation may withhold in its reasonable discretion. Certificates representing shares of the Preferred Stock shall contain a legend indicating that the shares are subject to restrictions contained in the Articles of Incorporation of the Corporation and that such shares may not be transferred other than in compliance with these Articles of Incorporation.

                                    (iii)    Voting.

                                            (a)       Each holder of shares of
                           the Preferred Stock shall be entitled to one vote for each share of the Preferred Stock held upon matters coming before the holders of the Preferred Stock for vote. Holders of the Preferred Stock shall have voting rights only with respect to matters specifically set forth in these Articles of Incorporation or as may be granted in the Bylaws of the Corporation.

                                            (b)       The holders of record of
                           the Preferred Stock, as a separate class, shall be entitled to elect the minimum number of directors as shall constitute at any time at least Twenty Five percent (25.0%) of all of the members of the Board of Directors. The holders of record of the Class A Common Stock and the Class B Common Stock, exclusively and voting as a single class, shall be entitled to elect the remaining number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the shares of the Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock. A vacancy in any directorship elected by the Preferred Stock holders may be filled by the Board of Directors, provided such replacement director shall serve in such capacity only until the next annual meeting of the Corporation at which time such vacancy shall be filled by the holders of the Preferred Stock by vote.

                                            (c)       The holders of the
                           Preferred Stock shall also be entitled to elect the membership of the Corporation's Veterinary Advisory Board as such body may be constituted from time to time under the Bylaws of the Corporation. All rights and procedures with respect to the Veterinary Advisory Board and the election thereof shall be set forth in and governed by the Corporation's Bylaws.

                                             (d)      The Corporation shall not
                           amend, alter, or repeal the preferences, special rights, or other powers of the Preferred Stock so as to affect adversely the Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority, in parity with or over the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution, or winding up of the Corporation shall be deemed to affect adversely the Preferred Stock. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of both the Class B Common Stock and the Preferred Stock each voting as a separate class.

                                    (iv)    Dividends.

                                            (a)       In the event of a
                           declaration of any cash dividend by the Board of Directors of the Corporation, the holders of the Preferred Stock shall be entitled to receive, prior to any payment of any cash dividend on any other shares of stock of the Corporation, noncumulative dividends in an amount equal to $.625 per share for each share of the Preferred Stock issued and outstanding. The Corporation shall not declare or pay any dividends or other distributions (as defined below) on shares of the Common Stock until the holders of the Preferred Stock then outstanding shall have first received a dividend at the rate specified in the immediately preceding sentence. Thereafter, the holders of the Preferred Stock shall be entitled to participate in any dividend declared by the Corporation and to receive, on a share for share basis and in pari passu with the issued and outstanding shares of the Class A Common Stock and the Class B Common Stock, additional dividends in an amount up to $.9375 for each share of the Preferred Stock, and no more. Such dividends shall be payable when and as declared by the Board of Directors of the Corporation on such date as shall be fixed by the Board of Directors. The right to receive dividends on the Preferred Stock shall be noncumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Preferred Stock in or during any prior period of time. Any funds available thereafter for distribution under such declaration shall be paid to the holders of the Class A Common Stock and the Class B Common Stock as provided in this Article 3.

                                            (b)       For purposes of this
                           Section C(iv), unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of any shares of capital stock of the Corporation (other than repurchase of Common

                           Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment of services to the Corporation pursuant to an agreement with the Corporation for such repurchase, and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase, or redemption by a subsidiary of this Corporation.

                                    (v)     Liquidation, Dissolution, or Winding
                  Up.

                                            (a)      In the event of any
                           voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Preferred Stock (collectively, the "Senior Preferred Stock"), but before any payment shall be made to the holders of the Common Stock or any other class or series of stock ranking on liquidation junior to the Preferred Stock (collectively, the "Junior Stock"), by reason of their ownership thereof, an amount equal to but not greater than $6.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon such liquidation, dissolution, or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders is insufficient to pay the holders of the Preferred Stock the full amount to which they shall be entitled, the holders of the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                                            (b)       The merger or
                           consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity and the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least eighty percent (80.0%) of the voting power of the capital stock of the surviving Corporation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation for purposes of this Section C(v).

                                    (vi) Redemption by the Corporation.

                                            (a)       Subject to the provisions
                           of Section C(vi)(b) below, upon a holder of the Preferred Stock ceasing to meet the eligibility requirements for holding the Preferred Stock as set forth in Section C(i) above, the Corporation shall redeem any or all shares of the Preferred Stock then issued and outstanding to such shareholder at a price of $1.25 per share (subject to adjustment for stock dividend, stock split, combination, or similar recapitalization affecting such shares), plus any declared but unpaid dividends thereon. Upon a holder of the Preferred Stock becoming ineligible to be such a shareholder, either such shareholder or the Corporation may give a Notice of Redemption to the other party stating the factual basis for such ineligibility, the number of shares of the Preferred Stock held by such shareholder, the aggregate redemption price for such shares, the effective date of redemption, and the procedures for closing of the redemption transaction. The Notice of Redemption shall be sent by hand delivery, certified mail, return receipt requested, or recognized overnight courier service no less than thirty (30) days nor more than sixty (60) days prior to the effective date of the redemption.

                                            (b)       The Corporation shall not
                           be require to pay, during any fiscal year, more than twenty percent (20.0%) of its consolidated after-tax income for the previous fiscal year to redeem shares of the Preferred Stock pursuant to subsection (a) above. If the Corporation, by application of this subsection, cannot redeem all of the shares subject to redemption during any fiscal year, it shall redeem the maximum number of whole shares possible during such period. If the funds available for redemption (either legally or by operation of this subsection
                           (b)) are insufficient in any given fiscal year to redeem all of the Preferred Stock required to be redeemed under ss. C(vi)(a) above (and the Corporation elects not to redeem additional shares beyond the limitation set forth hereinabove), the Corporation will redeem the maximum number of shares possible given the limitations and shall redeem any shares left unredeemed during such fiscal year as soon as it is legally permitted.

                                            (c)      Any shares of the Preferred
                           Stock redeemed hereunder may be reissued by the Corporation, subject to the eligibility requirements contained in this Section C."

                                    * * * * *

         5. The purposes of the foregoing Amendment(s) to the Articles of Incorporation are as follows:

                  (a) To change the name of the Corporation to "PetsVetsandYou, Inc."

                  (b) To grant to the holders of the Class A Common Stock voting rights identical to the voting rights granted to the holders of the Class B Common Stock;

                  (c) To require the termination of the fixed ownership percentage and anti-dilution provisions relative to the holders of the Class B Common Stock, as a condition precedent to an underwritten public offering of the Corporation's equity securities; and

                  (d) To modify the eligibility criteria for holders of the Preferred Stock.

         6. Excepting the foregoing Amendment(s) to the Articles of Incorporation, the Articles of Incorporation of the Corporation, as amended, shall remain in full force and effect.

         7. The number of votes cast by the members of the Board of Directors of the Corporation in favor of the foregoing Amendment(s) to the Articles of Incorporation was sufficient for approval.

         8. The number of votes cast by the Shareholders of the Corporation in favor of the foregoing Amendment(s) to the Articles of Incorporation was sufficient for approval.

         9. The foregoing Amendment(s) to the Articles of Incorporation shall be effective upon filing with the Secretary of State of the State of Florida.


         DATED this ______ day of February, 2001.


ATTEST:
                                                  PETSVETSANDYOU.COM, INC.



                                             By:
---------------------------                     -------------------------------
Eduardo Garcia, D.V.M.                          James J. Carlstedt
Secretary                                       President


         [CORPORATE SEAL]